                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A





                        AMENDMENT NO. 1 TO CURRENT REPORT


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 8, 1999


                                INFONAUTICS, INC.
-------------------------------------------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

   Pennsylvania                        0-28284                   23-2707366
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(State or Other                      (Commission                IRS Employer
 Jurisdiction of                     File Number)            Identification No.)
 Incorporation)

                             ----------------------

           900 West Valley Road, Suite 1000                        19087
                Wayne, Pennsylvania
        (Address of Principal Executive Offices)                  Zip Code
-------------------------------------------------------------------------------

           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (610) 971-8840
                                (not applicable)
         (Former Name and Former Address, if Changed Since Last Report)


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         This amendment to the Current Report on Form 8-K of Infonautics, Inc.
(the "Company") filed with the Securities and Exchange Commission on July 23, 1999 (the "Form 8-K") amends and modifies Item 5 of the Form 8-K.

ITEM 5.           OTHER EVENTS.

Attached as an Exhibit to this Form 8-K/A is the Master Transaction Agreement by and among the Company, Infonautics Corporation (the wholly-owned operating subsidiary of the Company), Bell & Howell Company ("Bell & Howell") and Bell & Howell Information and Learning Company entered into in connection with the transactions disclosed in the Form 8-K filed by the Company with the Securities and Exchange Commission on July 23, 1999. The Schedules to this Exhibit have not been filed as they are not material to an investment decision and are identified in the Master Transaction Agreement.

Attached as an Exhibit to this Form 8-K/A is the First Amendment to the Master Transaction Agreement by and among the Company, Infonautics Corporation, Bell & Howell and Bell & Howell Information and Learning Company dated September 28, 1999 (the "First Amendment") which (1) extends by one month the date for approval of the Master Transaction Agreement and the Related Agreements by the Company's shareholders and (2) modifies the payment terms for the payment to the Company of the cash portion of the price for which the Company's Contributed Business is being sold so that $5 million is paid on the Closing Date and $17 million is paid on January 3, 2000.


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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INFONAUTICS, INC.


                                          By: /s/ Gerard J. Lewis, Jr.
                                             ----------------------------------
                                             Gerard J. Lewis, Jr.
                                             Vice President and General Counsel

Dated:  October 4, 1999


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                                  EXHIBIT INDEX

Exhibit

10.1* Master Transaction Agreement by and among Infonautics, Inc., Infonautics Corporation, Bell & Howell Company and Bell & Howell Information and Learning Company dated July 8, 1999.

10.2 First Amendment to the Master Transaction Agreement by and among Infonautics, Inc., Infonautics Corporation, Bell & Howell Company and Bell & Howell Information and Learning Company dated September 28, 1999.



*    Confidential Treatment Requested


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